Prudential World Fund, Inc.
For the fiscal period ended 10/31/2013
File Number 811-03981
Sub-Item 77Q
Copies of Material Amendment to the Registrant's Charter or
By-Laws


PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

      Prudential World Fund, Inc., a Maryland corporation (the
"Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:            Pursuant to authority expressly vested in the
Board of Directors of the Corporation (the "Board of
Directors") by Sections 2-105(c) and 2-208.1 of the Maryland
General Corporation Law (the "MGCL") (with respect to
increasing the aggregate number of shares of stock) and
Article IV, Section 2 of the charter of the Corporation (the
"Charter") and Section 2-208 of the MGCL (with respect to
classifying unissued shares of stock), the Board of Directors has (a) increased the aggregate number of shares of stock that the Corporation has authority to issue and (b) classified and designated such newly authorized shares as shares of the
"Prudential Jennison Global Infrastructure Fund" as set forth in these Articles Supplementary.
      SECOND:            Prior to the increase and classification and
designation authorized by these Articles Supplementary, the
total number of shares of all classes and series of stock
which the Corporation had authority to issue was 3,300,000,000 shares, $0.01 par value per share, having an aggregate par
value of $33,000,000, classified and designated as follows:
            Prudential Emerging Markets Debt Local Currency Fund
         Class A Common Stock             75,000,000
      Class C Common Stock             50,000,000
      Class Q Common Stock             50,000,000
      Class Z Common Stock             75,000,000
      Prudential International Value Fund
         Class A Common Stock             75,000,000
      Class B Common Stock             50,000,000
      Class C Common Stock             50,000,000
      Class Z Common Stock             75,000,000
      Prudential International Equity Fund
         Class A Common Stock            275,000,000
         Class B Common Stock            150,000,000
         Class C Common Stock            150,000,000
         Class F Common Stock             50,000,000
         Class M Common Stock             50,000,000
         Class X Common Stock             50,000,000
         New Class X Common Stock              50,000,000
         Class Z Common Stock            225,000,000

      Prudential Jennison Global Opportunities Fund
         Class A Common Stock            300,000,000
      Class C Common Stock            300,000,000
      Class Z Common Stock            300,000,000

   Prudential Jennison International Opportunities Fund
         Class A Common Stock            300,000,000
      Class C Common Stock            300,000,000
      Class Z Common Stock            300,000,000

      THIRD:            As increased and classified and designated
hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is
4,200,000,000 shares, $0.01 par value per share, having an
aggregate par value of $42,000,000, further classified and
designated among the classes of the Corporation as follows:
            Prudential Emerging Markets Debt Local Currency Fund
         Class A Common Stock             75,000,000
      Class C Common Stock             50,000,000
      Class Q Common Stock             50,000,000
      Class Z Common Stock             75,000,000
      Prudential International Value Fund
         Class A Common Stock             75,000,000
      Class B Common Stock             50,000,000
      Class C Common Stock             50,000,000
      Class Z Common Stock             75,000,000
      Prudential International Equity Fund
         Class A Common Stock            275,000,000
         Class B Common Stock            150,000,000
         Class C Common Stock            150,000,000
         Class F Common Stock             50,000,000
         Class M Common Stock             50,000,000
         Class X Common Stock             50,000,000
         New Class X Common Stock              50,000,000
         Class Z Common Stock            225,000,000

      Prudential Jennison Global Opportunities Fund
         Class A Common Stock            300,000,000
      Class C Common Stock            300,000,000
      Class Z Common Stock            300,000,000

   Prudential Jennison International Opportunities Fund
         Class A Common Stock            300,000,000
      Class C Common Stock            300,000,000
      Class Z Common Stock            300,000,000

   Prudential Jennison Global Infrastructure Fund
         Class A Common Stock            400,000,000
      Class C Common Stock            100,000,000
      Class Z Common Stock            400,000,000

      FOURTH:            Each share of Class A Common Stock, Class C
Common Stock and Class Z Common Stock of the Prudential
Jennison Global Infrastructure Fund shall represent the same interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A
Common Stock, Class C Common Stock and Class Z Common Stock of the Corporation as set forth in the Charter.

      FIFTH:            The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940.
The total number of shares of capital stock that the
Corporation has authority to issue has been increased by the
Board of Directors in accordance with Section 2-105(c) of the
Maryland General Corporation Law.  The stock of the
Corporation has been classified by the Board of Directors
under authority contained in the Charter.
      SIXTH:            These Articles Supplementary shall become
effective upon filing with the State Department of Assessments and Taxation of Maryland.
[SIGNATURES ON NEXT PAGE]


IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant
Secretary on this 28th day of August, 2013.

WITNESS:                              PRUDENTIAL WORLD FUND, INC.
/s/ Amanda S. Ry                        By: /s/ Stuart S. Parker
Amanda S. Ryan,                                Stuart S. Parker,
Assistant Secretary                             President

      THE UNDERSIGNED, President of Prudential World Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.
            /s/ Stuart S. Parker
            Stuart S. Parker, President

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